Exhibit 99.1

Contact:	Hal Covert
Chief Financial Officer
Phone: 540-946-8174
Email: coverth@lumosnet.com

Lumos Networks Corp. Reports Third Quarter 2012 Financial Results

Revenue and Adjusted EBITDA in Line with Guidance for the Quarter

Strategic Data Revenue 50% of total revenue for the Quarter and grew 5% sequentially

Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – November 1, 2012 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of voice, data and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its third quarter 2012.

Total revenue for third quarter 2012 was $52.0 million, compared to $51.6 million for third quarter 2011 and $50.8 million in second quarter 2012. Total adjusted EBITDA was $22.3 million for third quarter 2012, compared to $24.6 million in third quarter 2011 and to $21.1 million in second quarter 2012.

“For the first time in the Company’s history strategic data revenue represented half of our total revenue for the quarter and it grew sequentially by five percent,” said Tim Biltz, CEO and President of Lumos Networks. “We believe that strategic data revenue will continue to grow as a percent of our total revenue and we are on track to achieve year-over-over strategic revenue growth in excess of 16% for 2012,” concluded Biltz.

Highlights

•

During third quarter 2012, the Company continued to achieve its targeted installation goals and is on track to more than double the number of FTTC installations from approximately 150 at the end of 2011 to approximately 300 at the end of 2012.

•

In third quarter 2012, the Company continued to achieve its goal of ensuring that 75% of total capital expenditures are for success-based strategic data projects in its Enterprise and Carrier Data customer segments as compared to less than 50% in 2011.

•

Revenue for all three categories of the Company’s strategic data products grew sequentially during the third quarter 2012, with an overall aggregate growth rate of approximately 5%. These product lines include: Enterprise Data, Carrier Data and IP Services.

•

On November 1, 2012, the Board of Directors of Lumos Networks Corporation declared a dividend on its common stock in the amount of $0.14 per share to be paid on January 11, 2013 to stockholders of record on December 14, 2012.

Business Outlook

The Company updated its annual 2012 guidance for revenue and adjusted EBITDA, with total revenue expected to be approximately $206 million and adjusted EBITDA expected to be approximately $88 million. Capital expenditures for 2012 are currently expected to be at approximately $60 million.

For fourth quarter 2012, total revenue is expected to be approximately $52 million and adjusted EBITDA to be approximately $22 million.

Please see the schedules accompanying this release for additional financial guidance, including projected 2012 cash flows and non-GAAP reconciliations.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Harold L. Covert, CFO, and Joseph E. McCourt, CRO, to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on November 2, 2012.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Third Quarter 2012 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-317-6789

International: 1-412-317-6789

Canada: 1-866-605-3852

The conference call will be archived and available for replay through November 15, 2012 before 9:00 A.M. (ET) and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10019877

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of 5,800 long haul miles. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, amortization of actuarial losses on retirement plans, employee separation charges, gain or loss on settlements and gain or loss on interest rate derivatives.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Lumos Networks website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; our ability to achieve benefits from our separation from NTELOS Holdings Corp; our ability to offset expected revenue declines in our Competitive business from legacy voice products and in our RLEC business related to the recent regulatory developments and carriers grooming their networks; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

(In thousands)	September 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash	$2	$10,547
Restricted cash [1]	6,750	7,554
Accounts receivable, net	22,609	23,555
Other receivables	3,357	2,390
Prepaid expenses and other	3,095	2,278

Total Current Assets	35,813	46,324

Securities and investments	382	128
Property, plant and equipment, net	325,098	299,958
Other Assets
Goodwill	100,297	100,297
Other intangibles, net	37,679	45,696
Deferred charges and other assets	5,167	6,197

Total Other Assets	143,143	152,190

Total Assets	$504,436	$498,600

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long term debt	$6,781	$2,679
Accounts payable	12,217	12,432
Dividends payable	3,006	2,980
Advance billings and customer deposits	13,210	12,623
Accrued compensation	1,958	2,832
Accrued operating taxes	4,384	2,624
Other accrued liabilities	4,039	3,262

Total Current Liabilities	45,595	39,432

Long-Term Liabilities
Long-term debt	307,597	323,897
Retirement benefits	35,066	35,728
Deferred Income taxes	50,685	41,204
Other long-term liabilities	2,574	5,028
Income tax payable	645	484

Total Long-term Liabilities	396,567	406,341

Stockholders’ Equity	61,750	52,383

Noncontrolling Interests	524	444

Total Equity	62,274	52,827
Total Liabilities and Equity	$504,436	$498,600

[1]

During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended:		Nine months ended:
(In thousands, except per share amounts)	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Operating Revenues	$51,977	$51,601	$154,192	$156,307
Operating Expenses [1]
Cost of sales and services (exclusive of items shown separately below)	20,180	19,479	59,919	58,901
Customer operations	5,885	4,661	16,446	14,778
Corporate operations [2,3]	5,216	3,588	18,447	10,908
Depreciation and amortization	9,650	10,904	27,673	32,903
Accretion of asset retirement obligations	32	30	93	86
Gain on settlements, net[4]	(2,335)	—	(2,335)	—

Total Operating Expenses, net	38,628	38,662	120,243	117,576

Operating Income	13,349	12,939	33,949	38,731
Other Income (Expenses)
Interest expense	(3,064)	(2,559)	(8,980)	(8,840)
Loss on interest rate derivatives	(263)	—	(555)	—
Other income, net	24	66	55	73

Income Before Income Tax Expense	10,046	10,446	24,469	29,964
Income Tax Expense	3,589	4,249	9,985	12,144

Net Income	6,457	6,197	14,484	17,820
Net Income Attributable to Noncontrolling Interests	(115)	(2)	(80)	(87)

Net Income Attributable to Lumos Networks Corp.	$6,342	$6,195	$14,404	$17,733

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:
Income per share - basic	$0.30		$0.69
Income per share - diluted	$0.30		$0.67
Weighted average shares outstanding - basic	20,992		20,928
Weighted average shares outstanding - diluted	21,471		21,374
Cash Dividends Declared per Share - Common Stock	$0.14		$0.42

[1]

Includes equity based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.1 million and $0.8 million for the three months ended September 30, 2012 and 2011, respectively, and $2.9 million and $2.1 million for the nine months ended September 30, 2012 and 2011, respectively.

[2]

Includes retirement plan costs, including amortization of actuarial losses. During the three and nine months ended September 30, 2011, these costs were allocated to the former wireline companies (now Lumos Networks). The amount of that allocation representing amortization of actuarial losses was not material.

[3]

In the second quarter of 2012, the Company recorded charges of $2.0 million related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

[4]

The Company recognized a net pre-tax gain of approximately $2.3 million in the third quarter of 2012 in connection with the settlement of outstanding matters related to a prior acquisition and the settlement of an outstanding lawsuit.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Nine months ended:
(In thousands)	September 30, 2012	September 30, 2011
Cash flows from operating activities
Net income	$14,484	$17,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,323	21,046
Amortization	8,350	11,857
Accretion of asset retirement obligations	93	86
Deferred income taxes	9,122	7,938
Loss on interest rate swap derivatives	555	—
Equity-based compensation expense	2,887	2,146
Amortization of loan origination costs	606	—
Gain on settlement	(3,035)	—
Retirement benefits and other	2,774	(2,593)
Changes in assets and liabilities from operations:
Decrease in accounts receivable	897	403
Increase in other current assets	(1,758)	(187)
Changes in income taxes	137	(31)
Increase (decrease) in accounts payable	254	(1,453)
Increase in other current liabilities	2,167	1,617
Retirement benefit contributions and distributions	(2,654)	—

Net cash provided by operating activities	54,202	58,649

Cash flows from investing activities
Purchases of property, plant and equipment	(43,925)	(48,814)
Return of investment in restricted cash	804	—
Cash reimbursement received from government grant	804	—
Purchase of tradename asset	(333)	—
Other	(868)	(1,293)

Net cash used in investing activities	(43,518)	(50,107)

Cash flows from financing activities
Borrowings from NTELOS Inc. net	—	6,401
Repayments on senior secured term loans	(1,500)	—
Repayments on revolving credit facility, net	(10,283)	—
Cash dividends paid on common stock	(8,945)	—
Dividends paid to NTELOS Inc.	—	(14,145)
Payments under capital lease obligations	(604)	(839)
Other	103	—

Net cash used in financing activities	(21,229)	(8,583)

Decrease in cash	(10,545)	(41)
Cash:
Beginning of period	10,547	489

End of period	$2	$448

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

	Three months ended:					Nine months ended:
(Dollars in thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	September 30, 2012	September 30, 2011
Competitive Revenue and Adjusted EBITDA
Revenue
Enterprise Data	9,448	9,040	8,666	8,438	8,449	27,154	24,694
Carrier Data	11,955	11,196	10,937	10,506	9,573	34,088	27,143
IP Services	4,718	4,684	4,587	4,515	4,364	13,989	12,886

Total Strategic Data	26,121	24,920	24,190	23,459	22,386	75,231	64,723
Legacy Voice	11,244	11,509	12,010	12,825	13,375	34,763	41,589
Network Access	2,413	2,540	2,715	2,758	2,733	7,668	9,044

Total Revenue	39,778	38,969	38,915	39,042	38,494	117,662	115,356
Adjusted EBITDA[1]	14,440	14,078	14,548	15,034	15,730	43,066	45,678
Adjusted EBITDA %	36.3%	36.1%	37.4%	38.5%	40.9%	36.6%	39.6%
RLEC Revenue and Adjusted EBITDA
Revenue
Legacy Voice	4,874	4,710	4,756	4,937	4,940	14,340	15,102
Network Access	7,325	7,125	7,740	7,129	8,167	22,190	25,849
Total Revenue	12,199	11,835	12,496	12,066	13,107	36,530	40,951
Adjusted EBITDA[1]	7,841	7,028	7,743	7,970	8,917	22,612	28,258
Adjusted EBITDA %	64.3%	59.4%	62.0%	66.1%	68.0%	61.9%	69.0%
Consolidated
Revenue
Strategic Data	26,121	24,920	24,190	23,459	22,386	75,231	64,723
Legacy Voice	16,118	16,219	16,766	17,762	18,315	49,103	56,691
Network Access	9,738	9,665	10,455	9,887	10,900	29,858	34,893

Total Revenue	51,977	50,804	51,411	51,108	51,601	154,192	156,307
Adjusted EBITDA[1]	22,281	21,106	22,291	23,004	24,647	65,678	73,936
Adjusted EBITDA %	42.9%	41.5%	43.4%	45.0%	47.8%	42.6%	47.3%
Capital Expenditures	14,937	11,619	17,369	12,722	15,013	43,925	48,814
Adjusted EBITDA less Capital Expenditures	7,344	9,487	4,922	10,282	9,634	21,753	25,122
Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	112,709	114,930	117,965	122,046	125,500	112,709	125,500
RLEC Broadband Customers [3]	15,199	15,258	15,100	14,916	14,947	15,199	14,947
Total Broadband Connections [3]	40,401	37,361	35,974	35,707	34,747	40,401	34,747
Video Subscribers	4,390	4,192	4,019	3,734	3,439	4,390	3,439
Network Statistics
On-Network Buildings [4]	1,150	1,091	1,066	1,051	949	1,150	949
Fiber-Fed Cell Sites [4]	261	178	155	148	132	261	132
RLEC Total Access Lines	31,708	32,272	32,676	33,193	33,840	31,708	33,840

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release.
[2]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[3]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products, including RLEC broadband, are recorded in the operating revenues of the Competitive segment.

[4]	Includes statistics for legacy markets only, excluding FiberNet, through September 30, 2011.

Note: Certain amounts have been reclassified to agree with current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

	Three months ended:		Nine months ended:
(In thousands)	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income attributable to Lumos Networks Corp.	$6,342	$6,195	$14,404	$17,733
Net income attributable to noncontrolling interests	115	2	80	87
Net income	6,457	6,197	14,484	17,820
Interest expense	3,064	2,559	8,980	8,840
Loss on interest rate derivatives	263	—	555	—
Income tax expense	3,589	4,249	9,985	12,144
Other income, net	(24)	(66)	(55)	(73)

Operating income	$13,349	$12,939	$33,949	$38,731

Competitive	8,183	7,870	20,829	21,937
RLEC	5,166	5,069	13,120	16,794

Operating income	$13,349	$12,939	$33,949	$38,731

Lumos Networks Corp.

Reconciliation of Operating Income to Adjusted EBITDA

	2012			2011
(Dollars in thousands)	Competitive	RLEC	Total	Competitive	RLEC	Total
For The Three Months Ended September 30
Operating Income	$8,183	$5,166	$13,349	$7,870	$5,069	$12,939
Depreciation and amortization and accretion of asset retirement obligations	6,828	2,854	9,682	7,398	3,536	10,934

Sub-total:	15,011	8,020	23,031	15,268	8,605	23,873

Amortization of actuarial losses	335	111	446	—	—	—
Equity based compensation	814	285	1,099	472	312	784
Acquisition related charges [1]	—	—	—	(10)	—	(10)
Employee separation charges[2]	30	10	40	—	—	—
Gain on settlements, net[3]	(1,750)	(585)	(2,335)	—	—	—

Adjusted EBITDA	$14,440	$7,841	$22,281	$15,730	$8,917	$24,647

Adjusted EBITDA Margin	36.3%	64.3%	42.9%	40.9%	68.0%	47.8%
For The Nine Months Ended September 30
Operating Income	$20,829	$13,120	$33,949	$21,937	$16,794	$38,731
Depreciation and amortization and accretion of asset retirement obligations	19,293	8,473	27,766	22,383	10,606	32,989

Sub-total:	40,122	21,593	61,715	44,320	27,400	71,720

Amortization of actuarial losses	1,002	334	1,336	—	—	—
Equity based compensation	2,136	751	2,887	1,288	858	2,146
Acquisition related charges [1]	—	—	—	70	—	70
Employee separation charges[2]	1,556	519	2,075	—	—	—
Gain on settlements, net[3]	(1,750)	(585)	(2,335)	—	—	—

Adjusted EBITDA	$43,066	$22,612	$65,678	$45,678	$28,258	$73,936

Adjusted EBITDA Margin	36.6%	61.9%	42.6%	39.6%	69.0%	47.3%

[1]	Acquisition related charges related to the acquisition of FiberNet that closed on December 1, 2010.
[2]

In the second quarter of 2012, the Company recorded charges of $2.0 million related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

[3]

The Company recognized a net pre-tax gain of approximately $2.3 million in the third quarter of 2012 in connection with the settlement of outstanding matters related to a prior acquisition and the settlement of an outstanding lawsuit.

Lumos Networks Corp.

Business Outlook 1 (as of November 1, 2012)

	2012 Guidance [1]
(In millions)	Fourth Quarter 2012		2012 Annual
Operating Revenues	Approximately	$52	Approximately	$206
Adjusted EBITDA	Approximately	$22	Approximately	$88
Capital Expenditures			Approximately	$60
Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	Approximately	$10	Approximately	$44
Depreciation and amortization		9		38
Equity based compensation charges		3		4
Amortization of actuarial losses		—		2

Adjusted EBITDA	Approximately	$22	Approximately	$88

Lumos Networks Corp.

Projected Cash Flows for the Year 2012 1

(Dollars in millions)

Adjusted EBITDA [2]	$88
Less: Capital expenditures	(60)

28
Less:
Cash interest, net of interest income	(12)
Cash taxes	(2)

Cash flows, net, before dividends and debt payments	14
Less:
Cash dividends: $0.14 per share per quarter [2]	(12)
Scheduled 2012 debt payments	(3)
Plus:
Other, net [3]	1

Projected Cash Flows, net [4]	$—

[1]

These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. third quarter 2012 earnings release dated November 1, 2012.

[2]	Represents the most recent cash dividend paid, annualized. Dividend payments are reviewed quarterly by the board of directors and are subject to change.
[3]

Includes cash reimbursements received from Federal stimulus awards, which provide 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia partially offset by one-time severance benefits, which were provided for in the employment agreement of an executive officer, and a one-time net cash outflow related to the settlement of an outstanding lawsuit and the settlement of all outstanding matters related to a prior acquisition.

[4]	Before discretionary payments to the credit facility Revolver loan and changes to working capital.